As filed with the Securities and Exchange Commission on June 9, 2009
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MUELLER WATER PRODUCTS, INC.
and Other Registrants
(see Table of Additional Registrants below)
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta GA 30328
(770) 206-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporate Secretary
Mueller Water Products, Inc.
1200 Abernathy Road, NE, Suite 1200
Atlanta GA 30328
(770) 206-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Robert Barker	Walter A. Looney
General Counsel Mueller Water Products, Inc. 1200 Abernathy Road, NE, Suite 1200 Atlanta, GA 30328	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3854

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price(1)(2)	Registration Fee
Debt Securities(3)
Subsidiary Guarantees of Debt Securities(4)
Preferred Stock(3)
Series A Common Stock, par value $0.01 per share(3)
Warrants
Depositary Shares
Units
Total	$300,000,000(3)	$16,740(5)

(1)	Not applicable pursuant to Form S-3 General Instruction II.D. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and guarantees of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the registrants from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(3)	Subject to footnote(2), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, guarantees of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities, guarantees of debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.
(4)	In accordance with Rule 457(n), no separate fee is payable with respect to the subsidiary guarantees.
(5)	Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Address, Including Zip Code
	State or Other		and Telephone Number,
Exact Name of Registrant	Jurisdiction of	I.R.S. Employer	Including Area Code, of
Guarantor as Specified in	Incorporation or	Identification	Registrant Guarantor’s
Its Charter	Organization	Number	Principal Executive Offices

Anvil 1, LLC	Delaware	84-1707368	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Anvil 2, LLC	Delaware	84-1707373	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
AnvilStar, LLC	Delaware	56-2426474	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Anvil International, LP	Delaware	01-0868924	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Fast Fabricators, LLC	Delaware	30-0392216	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Henry Pratt Company, LLC	Delaware	36-3658415	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Henry Pratt International, LLC	Delaware	56-2317691	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Hersey Meters Co., LLC	Delaware	37-1388051	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Hunt Industries, LLC	Delaware	62-0934314	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Hydro Gate, LLC	Delaware	84-1611440	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
James Jones Company, LLC	Delaware	95-0885425	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
J.B. Smith Mfg. Co., LLC	Delaware	74-2536921	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
MCO 1, LLC	Alabama	65-1276547	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
MCO 2, LLC	Alabama	65-1276553	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Milliken Valve, LLC	Delaware	75-3099611	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Co. Ltd.	Alabama	11-3782593	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

Address, Including Zip Code
	State or Other		and Telephone Number,
Exact Name of Registrant	Jurisdiction of	I.R.S. Employer	Including Area Code, of
Guarantor as Specified in	Incorporation or	Identification	Registrant Guarantor’s
Its Charter	Organization	Number	Principal Executive Offices

Mueller Financial Services, LLC	Delaware	05-0627612	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Group, LLC	Delaware	37-1387813	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Group Co-Issuer, Inc.	Delaware	20-3904177	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller International, Inc.	Delaware	52-2345494	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller International, L.L.C.	Delaware	52-2345494	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller International Finance, Inc.	Delaware	52-2357209	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller International Finance, L.L.C.	Delaware	52-2357209	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Service California, Inc.	Delaware	26-1955676	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Service Co., LLC	Delaware	52-1523726	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Technologies, LLC	Delaware	26-3921102	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
United States Pipe and Foundry Company, LLC	Alabama	13-3429804	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200
U.S. Pipe Valve & Hydrant, LLC	Delaware	26-4104389	1200 Abernathy Road, Suite 1200 Atlanta GA 30328 (770) 206-4200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION, DATED JUNE 9, 2009

$300,000,000

Mueller Water Products, Inc.

Series A Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Units

From time to time, we may offer up to $300,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $300,000,000.

This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Series A common stock is traded on the New York Stock Exchange under the symbol “MWA.” On June 5, 2009, the last reported sale price for our Series A common stock on the New York Stock Exchange was $4.00 per share.

Our principal executive offices are located at 1200 Abernathy Road, NE, Suite 1200, Atlanta, Georgia 30328, and our telephone number is (770) 206-4200.

We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Investing in our securities involves risks that you should consider and that are described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, either separately or represented by depositary shares, or warrants to purchase any of such securities, either individually or in units, or various series of debt securities, in one or more offerings, up to a total initial issuance amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities to be offered will be described in a prospectus supplement. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us” and “our” refer to Mueller Water Products, Inc. and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, the registration statement and any other free writing prospectus authorized by us to be provided to you. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

MUELLER WATER PRODUCTS

We are a leading North American manufacturer and marketer of a broad range of water infrastructure, flow control and piping component system products for use in water distribution networks and treatment facilities. We also act as a distributor, especially in Canada, for our products and products that are manufactured by other companies. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the non-residential and residential construction, heating, ventilation and air conditioning, fire protection and oil & gas industries. We manage our businesses and report operations through three business segments, based largely on the products they sell and the customers they serve: Mueller Co., U.S. Pipe and Anvil.

Mueller Co.

Sales of Mueller Co. products are driven principally by spending on water and wastewater infrastructure upgrade, repair and replacement and new water and wastewater infrastructure, which is typically associated with new residential construction.

U.S. Pipe

U.S. Pipe products are sold primarily to waterworks distributors, contractors, municipalities, utilities and other governmental agencies. A substantial percentage of ductile iron pipe orders result from contracts that are bid by contractors or directly issued by municipalities or utilities.

Anvil

Anvil sells products it manufactures and products it sources from outside parties to a wide variety of end users primarily in the non-residential construction industry through a network of distributors. These distributors are serviced primarily through distribution centers located in the United States and Canada. Anvil also sells directly to contractors in Canada.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, either separately or represented by depositary shares, or warrants to purchase any of such securities, either individually or in units, or various series of debt securities, with a total value of up to $300,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;

•	Aggregate principal amount or aggregate offering price;

•	Maturity, if applicable;

•	Original issue discount, if any;

•	Rates and times of payment of interest or dividends, if any;

•	Redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	Ranking;

•	Restrictive covenants, if any;

•	Voting or other rights, if any;

•	Conversion prices, if any; and

•	Important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

INCORPORATION BY REFERENCE

The following documents filed with the SEC by Mueller Water Products, Inc. (the “Company”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2008 and March 31, 2009;

•	Our Current Reports on Form 8-K filed on October 6, 2008, October 31, 2008, January 29, 2009, February 6, 2009 and May 13, 2009; and

•	The description of our Series A common stock contained in our Registration Statement on Form S-1/A filed on May 19, 2006.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the above documents (other than exhibits to such documents) may be obtained upon request without charge upon writing to Mueller Water Products, Inc., Attn: Corporate Secretary, 1200 Abernathy Road, NE, Suite 1200, Atlanta, Georgia 30328.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the

SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by us in light of our experience and our perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities in the prospectus and any prospectus supplement for general corporate purposes, which could include:

•	Repayment of indebtedness;

•	Working capital;

•	Capital expenditures; and

•	Acquisitions.

We will describe the specific use of proceeds from the sale of the securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Six Months
	Ended	Year Ended
	March 31,	September 30,					December 31,
	2009	2008(a)	2007(a)	2006(a)	2005		2004

Ratio of earnings to fixed charges(b)	N/A (c)	1.9	1.9	1.1	N/A	(c)	N/A (c)

(a)	Data for the years ended September 30, 2008, 2007 and 2006 include results from a predecessor company, which we acquired on October 3, 2005.

(b)	For these ratios, “earnings” represents income (loss) before income taxes plus fixed charges. “Fixed charges” is the sum of interest expense, capitalized interest, amortization of debt discount or premium, amortization of capitalized expenses related to debt and an estimate of the interest component of rent expense.

(c)	Due to losses during the six months ended March 31, 2009 and the years ended September 30, 2005 and December 31, 2004, the ratio of earnings to fixed charges for those periods was less than 1.0. The deficiency of earnings to total fixed charges was $1,037.7 million, $0.5 million and $18.4 million for each such period, respectively.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per share and preferred stock, par value $0.01 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our certificate of incorporation and our bylaws as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our capital stock. See “Where You Can Find More Information.”

Common Stock

As of May 31, 2009, our authorized common stock was 600,000,000 shares, of which approximately 116,500,000 shares of Series A common stock were outstanding. The holders of Series A common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Series A common stock are entitled to receive ratably any dividends out of assets legally available as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our Company, holders of our Series A common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Series A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Series A common stock. All outstanding shares of Series A common stock are fully paid and nonassessable. Any shares of common stock will be issued in book entry form only. Our Series A common stock is listed on The New York Stock Exchange under the symbol “MWA”.

Preferred Stock

As of May 31, 2009, our authorized preferred stock was 60,000,000 shares, of which none were issued and outstanding.

We may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including but not limited to:

•	The distinctive designation of each series and the number of shares that will constitute such series;

•	The voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

•	The dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

•	The prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

•	The terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	Any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	The prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, if such shares are convertible or exchangeable.

The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement. Any shares of preferred stock will be issued in book entry form only.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•	Before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•	Upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•	At or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board of directors to issue preferred stock without further stockholder action, including adoption of a stockholders rights plan using preferred stock rights, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. In addition, our bylaws may be amended by action of the board of directors. Certain provisions under consideration for amendment are notice requirements and other procedures with respect to special meetings called by stockholders, stockholder action by written consent and director nominations by stockholders.

Limitation of Liability and Indemnification

Delaware law permits, and our certificate of incorporation contains, provisions eliminating a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law for improper dividends, repurchases or redemptions of stock or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities law. We have put in place agreements with our directors containing provisions indemnifying our directors to the fullest extent permitted by Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.

Transfer Agent

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities we offer will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	The title of the series of debt securities;

•	The price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	Any limit on the aggregate principal amount of the series of debt securities;

•	Whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

•	Whether securities issued by us will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

•	The terms and conditions, if any, upon which the series of debt securities shall be converted into or exchanged for other securities;

•	Whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	The maturity date(s);

•	The rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	The manner in which the amounts of payment of principal of or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

•	The place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

•	Provisions related to redemption or early repayment of the debt securities of our option;

•	Our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	The authorized denominations;

•	The form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	Any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	Any changes in the trustee for such debt securities;

•	The portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	Any changes in or additions to the covenants applicable to the particular debt securities being issued;

•	Additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	The currency of denomination of the debt securities;

•	The designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	If payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	The securities exchange(s) on which the debt securities will be listed, if any;

•	Whether any underwriter(s) will act as market maker(s) for the debt securities;

•	The extent to which a secondary market for the debt securities is expected to develop;

•	Additions to or changes in the provisions relating to covenant defeasance and legal defeasance;

•	Additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	Additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	Any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples in excess thereof.

Guarantees

Certain of our material domestic wholly owned subsidiaries named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	The conversion or exchange price;

•	The conversion or exchange period;

•	Provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	Events requiring adjustment to the conversion or exchange price; and

•	Provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor person to which our assets are transferred is a person organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture with respect to any series of debt securities, unless otherwise indicated, means any of the following:

•	Failure to pay interest for 30 days after the date payment is due and payable;

•	Failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	Failure to make sinking fund payments, if any, when due in respect of that series;

•	Failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

•	Certain events in bankruptcy, insolvency or reorganization relating to us; or

•	Any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to certain events in our bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	The holder has previously given to the trustee written notice of default and continuance of such default;

•	The holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

•	The requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	The trustee has not instituted the action within 60 days of the request; and

•	The trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing upon the occurrence of any such default.

Transfer and Exchange

Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	We may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	Any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•	Depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	Delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	Secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	Evidence the assumption by a successor person of our obligations;

•	Add covenants for the protection of the holders of debt securities;

•	Add any additional Events of Default;

•	Cure any ambiguity or correct any inconsistency or defect in the indenture;

•	Add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	Establish the forms or terms of debt securities of any series;

•	Eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•	Evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•	Make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not materially adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	Reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	Reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	Reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	Reduce the principal amount of discount securities payable upon acceleration of maturity;

•	Waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	Make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

•	Make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	Waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	The offering price and aggregate number of warrants offered;

•	The currency for which the warrants may be purchased;

•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	The terms of our rights to redeem or sell the warrants;

•	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	The dates on which the right to exercise the warrants will commence and expire;

•	The manner in which the warrant agreements and warrants may be modified;

•	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

•	The terms of the securities issuable upon exercise of the warrants; and

•	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the depositary shares that we may offer from time to time. The particular terms of the depositary shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of a class of our preferred stock. We will deposit the shares of preferred stock of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, the holders of depositary shares will be entitled, in proportion to the fraction of the share of preferred stock represented by such holder’s depositary share, to all of the rights and preferences to which such holder would be entitled if the holder owned the share of preferred stock represented by the depositary share directly (including dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide the holder with copies of the applicable form of deposit agreement. The depositary shares will be issued in book entry form only.

Dividends and Other Provisions

If the holder is a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the preferred stock represented by the depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred stock represented by the depositary receipts in proportion to the numbers of depositary shares owned by such holder on the record date for that dividend or distribution.

If we make a distribution in a form other than cash, the depositary will distribute the property it receives to the record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to the record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the preferred stock represented by those depositary receipts.

Withdrawal of Preferred Stock

If a holder surrenders depositary receipts, the depositary will be required to deliver certificates to such holder evidencing the number of shares of preferred stock represented by those receipts (but only in whole shares). If a holder delivers depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the fractional shares.

Redemption of Depositary Shares

If we redeem a series of shares of preferred stock represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail information contained in the notice to each record holder of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how such holder would like his or her votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with each holder’s instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If a holder does not send specific instructions, the depositary will not vote the preferred stock represented by such depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable share of preferred stock, as has been set forth in a prospectus supplement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•	We redeem all outstanding depositary shares; or

•	We make a final distribution in respect of the related preferred stock to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of the depositary shares and any redemption of the preferred stock. Each holder will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

Miscellaneous

The depositary will forward to each holder all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable under the deposit agreement to the holders other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions of the governing unit agreement that differ from those described below; and

•	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	Directly to investors, including through a specific bidding, auction or other process;

•	To investors through agents;

•	Directly to agents;

•	To or through brokers or dealers;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public; or

•	Through a combination of any such methods of sale.

We may also in sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;

•	The purchase price of the securities and the proceeds to us from the sale;

•	Any over-allotment options under which the underwriters may purchase additional securities from us;

•	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	Any public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; or

•	Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of Series A common stock of Mueller Water Products, Inc., which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.

If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Simpson, Thacher & Bartlett LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of Mueller Water Products, Inc. and subsidiaries at September 30, 2008, and for the year then ended, incorporated by reference in this registration statement and the effectiveness of Mueller Water Products, Inc.’s internal control over financial reporting at September 30, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements as of September 30, 2007 and for each of the two years in the period ended September 30, 2007 incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

Registration fee	$16,740
Transfer agent, depositary and trustee’s fees*	20,000
Printing fees*	25,000
Legal fees and expenses*	100,000
Accounting fees and expenses*	25,000
Miscellaneous*	13,260

Total	$200,000

*	Estimated.

Item 15.	Indemnification of Directors and Officers.

Mueller Water Products, Inc. (the “Company”) is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such provisions shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law, except for any liability imposed by Section 102(b)(7) as discussed above.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

The restated bylaws of the Company provide that we must indemnify our former and present directors and officers, and to advance them certain expenses in defending any relevant action, suit or proceeding, to the fullest extent permitted by the laws of Delaware, subject to the limitations as described above. Our bylaws also provide in greater detail our obligations and certain procedures regarding such indemnification and the advancement of expenses. The provision of indemnification and the advancement of expenses to persons under our bylaws does not limit or restrict in any way our power to indemnify or advance expenses to them in any other way permitted by law. Without limitation to the foregoing sentence, our bylaws also authorize us to maintain insurance on behalf of any of our former or present directors and officers against any liability asserted against them or incurred by them in their capacity or status as directors or officers of the Company.

As authorized by the Delaware General Corporation Law, the directors of the Company have approved a form of Indemnity Agreement which the Company may enter with its directors. A person with whom the Company has entered into such an Indemnity Agreement (an “Indemnitee”) shall be indemnified against liabilities and expenses related to such person’s capacity as an officer or director or to capacities served with other entities at the request of the Company, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors’ and officers’ liability insurance policy maintained by the Company. The Company has entered into an Indemnity Agreement with each of its directors.

Item 16.	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this registration statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering; and

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purposes of determining any liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(C) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(D) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Water Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title

/s/ Gregory E. Hyland Gregory E. Hyland	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	June 8, 2009

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)	June 8, 2009

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller (principal accounting officer)	June 8, 2009

* Donald N. Boyce	Director	June 8, 2009

* Howard L. Clark Jr.	Director	June 8, 2009

* Jerry W. Kolb	Director	June 8, 2009

* Joseph B. Leonard	Director	June 8, 2009

* Mark J. O’Brien	Director	June 8, 2009

* Bernard G. Rethore	Director	June 8, 2009

* Neil A. Springer	Director	June 8, 2009

Signature	Title

* Lydia W. Thomas	Director	June 8, 2009

* Michael T. Tokarz	Director	June 8, 2009

*By	/s/ Evan L. Hart
Evan L. Hart
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anvil 1, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

ANVIL 1, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Anvil 1, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 1, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer of Anvil 1, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Anvil 1, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Anvil 1, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anvil 2, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

ANVIL 2, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Anvil 2, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 2, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer of Anvil 2, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Anvil 2, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Anvil 2, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AnvilStar, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

ANVILSTAR, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at AnvilStar, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 1, LLC, General Partner of Anvil International, LP, Sole Member of AnvilStar, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer of AnvilStar, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of AnvilStar, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of AnvilStar, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anvil International, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

ANVIL INTERNATIONAL, LP
By: ANVIL 1, LLC, as General Partner

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Anvil 1, LLC, General Partner of Anvil International, LP or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Anvil 1, LLC, General Partner of Anvil International, LP on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer of Anvil 1, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Anvil 1, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Anvil 1, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fast Fabricators, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

FAST FABRICATORS, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Fast Fabricators, LLC or, if indicated, Mueller Group, LLC, Sole Member of Fast Fabricators, LLC on June 8, 2009.

Signature	Title

/s/ Raymond P. Torok Raymond P. Torok	President and Chief Executive Officer of Fast Fabricators, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Fast Fabricators, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Fast Fabricators, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Henry Pratt Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

HENRY PRATT COMPANY, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Henry Pratt Company, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of Henry Pratt Company, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Henry Pratt Company, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Henry Pratt Company, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Henry Pratt International, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

HENRY PRATT INTERNATIONAL, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Henry Pratt International, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC, Sole Member of Henry Pratt International, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of Henry Pratt International, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Henry Pratt International, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Henry Pratt International, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hersey Meters Co., LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

HERSEY METERS CO., LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Hersey Meters Co., LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Hersey Meters Co., LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of Hersey Meters Co., LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Hersey Meters Co., LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Hersey Meters Co., LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hunt Industries, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

HUNT INDUSTRIES, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated Hunt Industries, LLC or, if indicated, Mueller Group, LLC, Sole Member of Hunt Industries, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of Hunt Industries, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Hunt Industries, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Hunt Industries, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hydro Gate, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

HYDRO GATE, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Hydro Gate, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC, Sole Member of Hydro Gate, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of Hydro Gate, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Hydro Gate, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Hydro Gate, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, James Jones Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

JAMES JONES COMPANY, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at James Jones Company, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of James Jones Company, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of James Jones Company, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of James Jones Company, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of James Jones Company, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, J.B. Smith Mfg Co., LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

J.B. SMITH MFG CO., LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at J.B. Smith Mfg Co., LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Sole Member of Anvil 1, LLC, General Partner of Anvil International, LP, Sole Member of J.B. Smith Mfg Co., LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer of J.B. Smith Mfg Co., LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of J.B. Smith Mfg Co., LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of J.B. Smith Mfg Co., LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MCO 1, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MCO 1, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at MCO 1, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of MCO 1, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of MCO 1, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of MCO 1, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MCO 2, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MCO 2, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at MCO 2, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 2, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of MCO 2, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of MCO 2, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of MCO 2, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Milliken Valve, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MILLIKEN VALVE, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Milliken Valve, LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Henry Pratt Company, LLC, Sole Member of Milliken Valve, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer of Milliken Valve, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Milliken Valve, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Milliken Valve, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Co. Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER CO. LTD.
By: MCO 1, LLC, as General Partner

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at MCO 1, LLC, General Partner of Mueller Co. Ltd. or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd. on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of MCO 1, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of MCO 1, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of MCO 1, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Financial Services, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER FINANCIAL SERVICES, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller Financial Services, LLC, or, if indicated, Mueller Group, LLC, Sole Shareholder of Mueller International Finance, Inc., Sole Member of Mueller Financial Services, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Executive Officer of Mueller Financial Services, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Mueller Financial Services, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Mueller Financial Services, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Group, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER GROUP, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller Group, LLC on June 8, 2009.

Signature	Title

/s/ Gregory E. Hyland Gregory E. Hyland	Chairman of the Board of Managers

/s/ Robert G. Leggett Robert G. Leggett	Chief Executive Officer (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Group Co-Issuer, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER GROUP CO-ISSUER, INC.

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller Group Co-Issuer, Inc. on June 8, 2009.

Signature	Title

/s/ Walter A. Smith Walter A. Smith	President and Treasurer (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER INTERNATIONAL, INC.

By:	/s/ Thomas E. Fish
Thomas E. Fish
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller International, Inc. on June 8, 2009.

Signature	Title

/s/ Thomas E. Fish Thomas E. Fish	President of Mueller International, Inc. (principal executive officer) and Director

/s/ Fred Welsh Fred Welsh	Corporate Controller of Mueller International, Inc. (principal financial officer and principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Director

/s/ Evan L. Hart Evan L. Hart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER INTERNATIONAL, L.L.C.

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller International, L.L.C. or, if indicated, Mueller Group, LLC, Sole Shareholder of Mueller International, Inc., Sole Member of Mueller International, L.L.C. on June 8, 2009.

Signature	Title

/s/ Thomas E. Fish Thomas E. Fish	President of Mueller International, L.L.C. (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Mueller International, L.L.C. (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Mueller International, L.L.C. (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International Finance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER INTERNATIONAL FINANCE, INC.

By:	/s/ Thomas E. Fish
Thomas E. Fish
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller International Finance, Inc. on June 8, 2009.

Signature	Title

/s/ Thomas E. Fish Thomas E. Fish	President of Mueller International Finance, Inc. (principal executive officer) and Director

/s/ Fred Welsh Fred Welsh	Corporate Controller of Mueller International Finance, Inc. (principal financial officer and principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Director

/s/ Evan L. Hart Evan L. Hart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller International Finance, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER INTERNATIONAL FINANCE, L.L.C.

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller International Finance, L.L.C. or, if indicated, Mueller Group, LLC, Sole Shareholder of Mueller International Finance, Inc., Sole Member of Mueller International Finance, LLC on June 8, 2009.

Signature	Title

/s/ Thomas E. Fish Thomas E. Fish	President of Mueller International Finance, L.L.C. (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Mueller International Finance, L.L.C. (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Mueller International Finance, L.L.C. (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Service California, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER SERVICE CALIFORNIA, INC.

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh t and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller Service California, Inc. or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Mueller Service Co., LLC, Sole Member of Mueller Service California, Inc. on June 8, 2009.

Signature	Title

/s/ David Mills David Mills	President and General Manager of Mueller Service California, Inc. (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Mueller Service California, Inc. (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Mueller Service California, Inc. (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Service Co., LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER SERVICE CO., LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller Service Co., LLC or, if indicated, Mueller Group, LLC, Sole Member of MCO 1, LLC, General Partner of Mueller Co. Ltd., Sole Member of Mueller Service Co., LLC on June 8, 2009.

Signature	Title

/s/ David Mills David Mills	President and General Manager of Mueller Service Co., LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Mueller Service Co., LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Mueller Service Co., LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mueller Technologies, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

MUELLER TECHNOLOGIES, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at Mueller Technologies, LLC or, if indicated, Mueller Group, LLC, Sole Member of Mueller Technologies, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Operating Officer of Mueller Technologies, LLC (principal executive officer)

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of Mueller Technologies, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of Mueller Technologies, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, United States Pipe and Foundry Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

UNITED STATES PIPE AND FOUNDRY COMPANY, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at United States Pipe and Foundry, LLC or, if indicated, Mueller Group, LLC, Sole Member of United States Pipe and Foundry, LLC on June 8, 2009.

Signature	Title

/s/ Gregory E. Hyland Gregory E. Hyland	Chief Executive Officer of United States Pipe and Foundry, LLC (principal executive officer) and Manager of Mueller Group, LLC

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of United States Pipe and Foundry, LLC (principal financial officer)

/s/ Bradley Overstreet Bradley Overstreet	Vice President — Finance of United States Pipe and Foundry, LLC (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, U.S. Pipe Valve and Hydrant, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 8, 2009.

U.S. PIPE VALVE AND HYDRANT, LLC

By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Barker, Evan L. Hart and Kevin G. McHugh and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated at U.S. Pipe Valve and Hydrant, LLC or, if indicated, Mueller Group, LLC, Sole Member of U.S. Pipe Valve and Hydrant, LLC on June 8, 2009.

Signature	Title

/s/ Robert G. Leggett Robert G. Leggett	President and Chief Operating Officer of U.S. Pipe Valve and Hydrant, LLC (principal executive officer) and Manager of Mueller Group, LLC

/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer of U.S. Pipe Valve and Hydrant, LLC (principal financial officer)

/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller of U.S. Pipe Valve and Hydrant, LLC (principal accounting officer)

/s/ Gregory E. Hyland Gregory E. Hyland	Manager of Mueller Group, LLC

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement relating to Series A common stock.
1	.2*	Form of Underwriting Agreement relating to preferred stock.
1	.3*	Form of Underwriting Agreement relating to debt securities.
3.1		Second Restated Certificate of Incorporation of Mueller Water Products, Inc. Incorporated by reference to Exhibit 3.1 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on January 29, 2009.
3.2		Amended and Restated Bylaws of Mueller Water Products, Inc. Incorporated by reference to Exhibit 3.1 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on August 22, 2008.
4.3		Form of Indenture relating to debt securities.
4	.4*	Form of supplemental indenture or other instrument establishing the form and terms of one or more series of senior debt securities, senior subordinated debt securities or subordinated debt securities (including the form of such debt security).
4	.5*	Form of Warrant Agreement and Warrant Certificate.
4	.6*	Form of Unit Agreement.
4	.7*	Form of Deposit Agreement.
4	.8*	Certificate of Designation of Preferred Stock.
5.1		Opinion of Simpson Thacher & Bartlett LLP.
10.1		Form of Mueller Water Products, Inc. Director Indemnification Agreement. Incorporated by reference to Exhibit 99.2 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on October 31, 2008.
12.1		Statement of computation of ratios.
23.1		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP.
23.3		Consent of PricewaterhouseCoopers LLP.
24.1		Power of Attorney.
25.1		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. regarding the indenture relating to debt securities.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.